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                                  [LETTERHEAD]

                                                                   EXHIBIT 23(h)

                      CONSENT OF TILLINGHAST-TOWERS PERRIN

     We consent to the reference to our firm and its work and to the use of our preliminary and final reports dated July 6, 1997 and August 7, 1997, respectively, in the combined Prospectus/Proxy Statement of Equitable of Iowa Companies ("EIC") and ING Groep N.V. ("ING") Registration Statement on Form F-4 in connection with the merger between EIC and a subsidiary of ING.

                                          TILLINGHAST-TOWERS PERRIN

                                          By: /s/ John W. Brumbach
                                          --------------------------------------

                                          Name: JOHN W. BRUMBACH
                                          --------------------------------------

                                          Title: PRINCIPAL
                                          --------------------------------------

                                          Date: August 18, 1997